Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 30, 2006, is by and among YOUNG BROADCASTING INC., a Delaware corporation (the “Borrower”), the lenders identified on the signature pages hereto as the Lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into that certain Fourth Amended and Restated Credit Agreement dated as of May 3, 2005 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower, the Subsidiary Guarantors and the Administrative Agent have entered into that certain Guaranty Agreement dated May 3, 2005 (as amended, modified, supplemented or restated from time to time) guaranteeing the Borrower’s Obligations under the Credit Agreement;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

WHEREAS, the Majority Lenders have agreed to such amendments subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendment to Section 1.01.  Section 1.01 of the Credit Agreement shall be amended as follows:

(a)           The definition of “Base Rate Margin” shall be amended by deleting “1.25%” contained therein and substituting in its place “1.50%”.

(b)           The definition of “Eurodollar Margin” shall be amended by deleting “2.25%” contained therein and substituting in its place “2.50%”.

(c)           The following new definitions shall be added:

“First Amendment” means the First Amendment to this Agreement, dated as of May 30, 2006, among Borrower, the Subsidiary Guarantors listed on the signature pages thereto, the Administrative Agent and the Majority Lenders.

“First Amendment Closing Date” means the date of execution and delivery of the First Amendment.

1.2          Amendment to Section 2.08.  Section 2.08 of the Credit Agreement shall be amended by adding thereto a new clause (c) as follows:

“(c)         Prepayment Premium.  Upon any optional or mandatory prepayment of the Term Loans (in whole or in part, including pursuant to a refinancing thereof) at any time on or prior to the first anniversary of the First Amendment Closing Date, Borrower shall pay a premium equal to 1.00% of the principal amount of any such amounts  optionally or mandatorily prepaid (other than pursuant to scheduled amortization or with the proceeds from the sale, disposition or other transfer for value of all or substantially all of the assets or Capital Stock of Young Broadcasting of San Francisco, Inc. (or any successor(s) thereto)).”

1.3          Amendment to Section 2.20(a).  Section 2.20(a) of the Credit Agreement shall be amended by deleting “$50,000,000” contained therein and substituting in its place “$100,000,000”.

1.4          Amendment to Section 5.01(i).  Section 5.01(i) of the Credit Agreement shall be amended by deleting “$35,000,000” contained therein and substituting in its place “$10,000,000”.

ARTICLE II
CONDITIONS TO EFFECTIVENEES

2.1          Closing Conditions.

This Amendment shall become effective as of the date hereof (the “First Amendment Closing Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)           Executed Amendment.  Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Loan Parties and the Majority Lenders.

(b)           Resolutions.  Receipt by the Administrative Agent of copies of resolutions of the board of directors of Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of Borrower to be true and correct and in force and effect as of the date hereof.

ARTICLE III
COLLATERAL MATTERS

3.1  Post-Closing Collateral Matters.

Within ninety (90) days after the First Amendment Closing Date, unless waived or extended by the Administrative Agent in its sole discretion, the applicable Loan Party shall deliver to the Administrative Agent, with respect to each Mortgaged Property (as defined in the Mortgages), the following:

(a)           with respect to each Mortgage encumbering Mortgaged Property, an amendment to the principal amount secured thereby to include the principal amount under the Increase Joinder dated May 30, 2006 (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(b)           with respect to each Mortgage Amendment, a copy of the existing mortgage title insurance policy and an endorsement with respect thereto (collectively, the “Mortgage Policy”) relating to the Mortgage encumbering such Mortgaged Property assuring the Collateral Agent that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such  Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all Liens except Permitted Liens and those Liens created or permitted by the Credit Agreement and the Collateral Documents or by the Collateral Agent, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent;

(c)           to the extent reasonably requested by the Administrative Agent, with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to each Agent and each of the Lenders, (y) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment, and (z) shall be in form and substance reasonably satisfactory to the Agents.

ARTICLE IV
MISCELLANEOUS

4.1          Amended Terms.  All references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2          Representations and Warranties of Loan Parties.  Borrower represents and warrants as follows:

(a)           It  has full power and authority and the legal right to make, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment.

(b)           No Default or Event of Default has occurred and is continuing under the Credit Agreement.

(c)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable against such Person in accordance with its terms, except as such enforcement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)           No authorization, consent, approval or other action by, and no notice to or filing with any governmental, administrative or judicial authority or regulatory body is required for the due execution, delivery or performance by such Person of this Amendment.

(e)           The representations and warranties made by the Loan Parties in the Loan Documents are correct on and as of the First Amendment Closing Date as if made on and as of the First Amendment Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such date).

(f)            The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders, partners or members of the Borrower except such consents and approvals as shall have been duly obtained and shall be in full force and effect, (ii) contravene the Borrower’s certificate of incorporation or by-laws, (iii) violate any law, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on or affecting the Borrower, or any of their respective properties, or (iv) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than pursuant to the Loan Documents and pursuant to Collateral Documents upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiary Guarantors).  Neither the Borrower nor any of the Subsidiary Guarantors is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or restriction.

4.3          Credit Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.4          Entirety.  This Amendment and the other Loan Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.5          Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

4.6          GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

4.7          Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 8.06 and 8.11 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the Borrower and the Majority Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	YOUNG BROADCASTING INC., a Delaware corporation

By:
Name:
Title:

[Amendment Signature Pages]

ADMINISTRATIVE AGENT AND LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION as Administrative Agent and as a Lender

By:
Name:
Title:

LENDER:	______________________ as a Lender

By:
Name:
Title:

The Subsidiary Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Subsidiary Guarantors’ obligations under the Loan Documents.

SUBSIDIARY GUARANTORS:

YOUNG BROADCASTING OF ALBANY, INC.

YOUNG BROADCASTING OF DAVENPORT, INC.

YOUNG BROADCASTING OF GREEN BAY, INC.

YOUNG BROADCASTING OF KNOXVILLE, INC.

YOUNG BROADCASTING OF LANSING, INC.

YOUNG BROADCASTING OF LOS ANGELES, INC.

YOUNG BROADCASTING OF LOUISIANA, INC.

YOUNG BROADCASTING OF NASHVILLE, INC.

YOUNG BROADCASTING OF NASHVILLE LLC

By: Young Broadcasting of Knoxville, Inc., its Member

YOUNG BROADCASTING OF RAPID CITY, INC.

YOUNG BROADCASTING OF RICHMOND, INC.

YOUNG BROADCASTING OF SAN FRANCISCO, INC.

YOUNG BROADCASTING OF SIOUX FALLS, INC.

ADAM YOUNG INC.

HONEY BUCKET FILMS, INC.

FIDELITY TELEVISION, INC.

WINNEBAGO TELEVISION CORPORATION

KLFY, L.P.

By: Young Broadcasting of Louisiana, Inc., its General Partner

LAT, INC.

WATE, G.P.

By: Young Broadcasting of Knoxville, Inc., its General Partner

WKRN, G.P.

By: Young Broadcasting of Nashville, LLC, its General Partner

YBK, INC.

YBT, INC.

By:
                  Name: James A. Morgan
                  Title: Executive Vice President and Chief Financial    Officer